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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 26, 2006

                             Euronet Worldwide, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                 001-31648              74-2806888
(State or other jurisdiction    (Commission          (I.R.S. Employer
    of incorporation)           File Number)        Identification No.)


                        4601 College Boulevard, Suite 300
                              Leawood, Kansas 66211
                (Address of principal executive office)(Zip Code)

                                 (913) 327-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

On May 26, 2006, Euronet Worldwide, Inc. (the "Registrant") and certain of its subsidiaries entered into amendments (the "Amendments") to two revolving credit agreements dated October 25, 2004, as amended, with Bank of America, N.A ("Bank of America") as follows: Amendment No. 8 to the U.S. Credit Agreement in which the Registrant and its U.S. subsidiaries PaySpot, Inc., Euronet USA, Inc. and Call Processing, Inc. are borrowers (the "U.S. Credit Agreement") and Amendment No. 9 to the GBP/Euro Credit Agreement in which the Registrant and its U.K. and German subsidiaries e-Pay Holdings Ltd and Delta Euronet GmbH are borrowers (the "GBP/Euro Credit Agreement"). Also on May 26, 2006, in connection with the Amendments, the Registrant and its Indian subsidiary, Euronet India Pvt Ltd. entered into a new credit agreement with Bank of America, acting through its branch in Mumbai, India (the "Rupee Credit Agreement", together with the U.S. Credit Agreement and the GBP/Euro Credit Agreement, the "Credit Agreements").

As a result of the execution of the Amendments and the Rupee Credit Agreement:

(i) The aggregate amount of credit under the Credit Agreements, which is $50 million, has been allocated as follows: $10 million to the U.S. Credit Agreement, $30 million to the GBP/Euro Credit Agreement, and $10 million to the Rupee Credit Agreement;

(ii) The termination date of the U.S. Credit Agreement and the GBP/Euro Credit Agreement is extended until May 26, 2009, from October 25, 2006, and the termination date of the Rupee Credit Agreement is set at May 26, 2009; and

(iii) An election is created under which the borrowers under the Credit Agreements may increase the total availability under the Credit Agreements by an aggregate of $15 million, to $65 million in total, upon satisfaction of certain conditions.

The borrower under the Rupee Credit Agreement may use the financing to repay existing inter-company debt, for working capital needs and for other corporate purposes. Funds under the Rupee Credit Agreement must be drawn in Indian Rupees. Borrowings under the Rupee Credit Agreement bear interest at a floating rate equal to the Prime Lending Rate or the MIBOR Rate (in each case as defined in the Rupee Credit Agreement) for the applicable Interest Period (also as defined in the Rupee Credit Agreement) plus an Applicable Margin, as set forth in the Rupee Credit Agreement, as in effect on the date of disbursement of the loan. The Rupee Credit Agreement contains customary events of default and covenants related to limitations on indebtedness and the maintenance of certain financial ratios.

The foregoing is a summary of the terms of the Amendments and the Rupee Credit Agreement, and does not purport to be a complete discussion of these documents. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendments and the Rupee Credit Agreement, which will be filed with the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2006.



Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01, "Entry into a Material Definitive Agreement," is hereby incorporated by reference into this Item 2.03.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EURONET WORLDWIDE, INC.


                                    By: /s/ Jeffrey B. Newman
                                        ----------------------------------------
                                        Jeffrey B. Newman
                                        Executive Vice President and General
                                        Counsel

Date:  June 1, 2006